SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2002

Electro-Sensors, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-9587	41-0943459
(Commission File Number)	(IRS Employer Identification No.)

6111 Blue Circle Drive

Minnetonka, Minnesota  55343

(Address of Principal Executive Offices and Zip Code)

(952) 930-0100

(Registrant’s telephone number, including area code)

Item 5.    Other Events.

                On May 10, 2002 the Board of Directors of Electro-Sensors, Inc. approved the purchase of 1,098,168 shares of PPT Vision common stock as part of the shareholder rights offering to existing shareholders in order to raise operating capital.  Electro-Sensors, Inc. has a total of 1,647,252 shares of PPT Vision stock after the offering.  Peter R. Peterson, a director and officer of Electro-Sensors, Inc. purchased 1,234,474 shares in the offering in personal or controlled accounts and has 2,029,848 shares total.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRO-SENSORS, INC.

	By	/s/ Bradley D. Slye
Date: June 18, 2002		Bradley D. Slye, President